Exhibit 99.2

Company:	Tidewater Inc.
Event:	Capital One Southcoast 2012 Energy Conference
Participant:	Joseph Bennett - Executive Vice President and Chief Investor Relations
Officer	Jeffrey Platt - President and Chief Executive Officer
Date:	December 5, 2012

Pierre Conner

Well, good morning. We will continue. We’ve got. Baker moved us rather quickly along with a brief presentation so that gives us a little time. This morning very pleased to have long-time conference attendees, matter of fact, I think we’re going to have. Joe’s keeping tabs and he’ll be in the hall of fame for his attendance starting from our initial inaugural Southcoast Energy Conference to come and participate with us today in the 7th.

The next presentation, Joe Bennett, Executive Vice President and Chief Investor Relations Officer, will speak to us about Tidewater. We also have Jeff Platt, who’s President and Chief Executive Officer. Many of you all do know the story, of course, but they are market leader in the offshore supply of vessels. A global operational footprint, fleet just essentially across the globe with additional growth coming from 30 new vessel commitments that’ll be added to the fleet and then I know that Joe will describe that for us. So very pleased to have you all. We’ll be about 20 minutes in here and then I think Angie will take you to the breakout.

All right. Thank you, Joe.

Joseph Bennett

Thank you, Pierre. It is always great, as Pierre said, been here, it’s been seven years. I’ve been here all seven years and enjoyed doing it. This is my hometown so it’s great coming back and it’s always great to see this number of people. When you’re on the second day of a conference and pretty early in the morning in New Orleans. I’m impressed. So we appreciate you being here and hearing the Tidewater story.

As Pierre said, we have 15, 20 minutes which is a little shorter than normal for our total slide deck, so I’ve carved it down a bit and if it feels like I’m moving through it quickly it’s because I’m trying to move through it quickly. I’ll appease our general counsel by giving our Safe Harbor statement here and move on from there.

We’ll stick with our key takeaways and these key takeaways, honestly, haven’t changed much over the past year or two. Our strategy has been consistent over many years, as Pierre said, Jeff has taken over for Dean Taylor, our CEO since about 2000, 2001 and Dean’s job, when it was handed to him from Bill O’Malley, was to replace 500 to 600 aging vessels. So he put his head down and we all participated in a strategy that was replacing this aging fleet and you’ll see in a minute just how well we have done with that.

But our strategy and the takeaways from today, we have a tremendous focus and for anybody that has seen our presentation for the last seven years here you will see that we start with safety and that’s quite unusual in an investor presentation, but we do it for all presentations; internally, externally, doesn’t matter. If you’re going to make safety a priority, it will be a priority in everything that you do. And the same goes, I’ve added the word compliance in here. You’ll see in a minute Tidewater is now about 95% international and with that, and operating in probably 60 countries around the world, with that geographic spread, there was a tremendous amount of rules and regulations and Foreign Corrupt Practices Act that needs to be adhered to and that’s a real challenge and we kind of compare what we believe is a best in class compliance program to what had been and still is a best in class safety program. And, of course, our operating excellence is something that ourselves and, of course, any other company would suggest that they emphasize.

“The tide is turning.” We used this as our theme last year in our annual report and we believe that has been the case and will continue to be the case. The only issue is the pace by which this tide is turning, but the macro view, and you’ll see it in just a second, our business is based on a working rig count and that has moved tremendously in our favor and, frankly, we’d like it to see further improvement and believe that we will see further improvement impacting both deep water and jackup support. So that will be the story and you’ll see quite a few slides on that.

A history of earnings growth and solid returns; we work in a volatile business, so it is not uncommon that you will see cycles, and you’ll see one slide in a minute that will depict that. Our scale and scope of operations; no one is as international in the OSV business as we are. We basically are in every part of the world where significant oil and gas exploration, development, with one exception these days, and that’s the North Sea. We’re not active in the North Sea right now. Hopefully that will change in the future, but we watch that one closely. But we’re just about everywhere else, and as important as it has been for the last several years, as I just said, replacing our fleet with new equipment that will take us forward. We now have the world’s largest and the newest fleet of OSVs in the world.

And, lastly, having spent $4 billion over the last 12 years on that fleet we still have a balance sheet that everyone else is pretty envious of and you’ll see some data points on that and still in shape to provide us opportunities to take advantage of opportunities that we still see in acquiring even more equipment and growing our earnings capacity even more.

I talked about safety, this slide. For people that have seen us anytime in the last three or four years, we use the snake analogy, holding the head of a snake. Don’t let it turn around and bite you. That’s what we use with all of our nationalities around the world. People see that picture and they understand the concept of the focus on safety, focus on compliance in the same way. It’s very important to hold that snake. Dean Taylor came up with that and I’m afraid you’ll be seeing that for years to come. It’s very effective within our company.

And the results have been every bit as impressive. The blue bar columns is Tidewater. This is our total recordable incident rate. Our industry quotes in these terms. This is per 200,000 man hours. You see the vast improvement we’ve had versus some of our customers who are well known to have good safety records, Dow, Chevron, Exxon, and just how significantly better we have performed from a TRIR standpoint, actually this year at 0.19.

We’re starting to see a few other OSV operators quote these, and at least some of the ones that we’ve seen have quoted how pleased they were to be in the 0.35 range. And here we are, our best year I think was 0.13 or 0.14 and we strive to be better than that. We haven’t had a loss time accident, knock on wood, in over, at right about a year and a half and that’s an injury where our folk can’t come to work the next day. In effect can’t finish his hitch. So to operate 200 to 300 vessels in the waters that we do around the world and not have a loss time accident for that long we think is pretty impressive.

Let’s move on. The drivers of our business; these are three data points, and I’m not going to cover every number on it, but as I mentioned before working rig count is truly what drives our business. It’s not that every single vessel works for a rig, but if a rig is working, it’s either working for a rig or it’s working on, what I’d call, ancillary businesses that surround the rig. It may be seismic or leading up to it. It may be construction work thereafter that our vessels can work on.

So you see what happened in three different distinct points in time; the peak of the prior up-cycle, the summer of ‘08 right before the financial crisis hit, what the working rig count was, how many rigs were under construction, how many vessels were, OSVs were, in the worldwide population, not necessarily working, but in the worldwide population and how many boats were under construction and the important boat-to-rig ratio. And we tell everyone that if you focus on that bottom line, when that number is calculated at four or less, in the boat industry, OSV industry, has pretty good times. That means utilization is tight, day rates are improving or are very good and that’s where we were at the peak. You also see the trough period. Working rigs went down. That was totally the jackup market because you’ll see the floater market continued to improve even through the trough time. The deepwater market has continued to improve. So it’s a jackup market that went down.

The rigs under construction were lower, OSVs under construction were lower, but you see that boat-to-rig ratio and what it did, almost approaching five. Where are we today? This is actually just a few weeks old. The working rig count is actually a better number than shows there. It’s more in the 650, 655 range, something like that. The great part of our business is it’s pretty good now, but 200 rigs under construction nicely split between deepwater and shallow water. The OSV population, granted, is a larger fleet, 2,800 is the estimate. I believe there’s about 400 of those are already stacked. They’re older boats. In fact, of that number, about 750 are 25 years old or older. And we believe about half of those are already stacked and are being sold and we’re a pretty good proxy for that because we have a good share of older equipment.

The OSVs under construction, well, more than there were at the trough, is still under control and you see the boat-to-rig ratio is approaching that four number. If you take out the boats that are already stacked, we’re already at the four number.

So we play a little “what if” game as, well, as the new rigs get delivered and if you just make the assumption that most, if not all, of the floater rigs will be incremental to the business, and we believe that will be the case, and take a guess at just a relatively small percentage of the jackup market is incremental, it pushes out some old jackups, then we could easily end up with 750 working rigs. If those older boats go away, and they’re going away, I assure you of that, and we add

440 new boats into the fleet, you end up with a boat count of about 2,600, 2,700 and a boat-to-rig ratio’s 3.5. So why are we optimistic? Because of that. Yesterday an additional data point for the future, one of the firms every year right about this time puts out their E&P Spending Survey and that came out yesterday and what it was said was the expectation next year was 7% increase in E&P spending globally, 9% increase internationally. So as you’ll see in a second, that we believe bodes well for us, not unexpected. North America was pretty flat, as you probably expect.

What have we done with our fleet? I’ve told you the $4 billion dollars that we invested in the fleet. This is a picture of when our boats were built. These are the 260 active boats in our fleet at the end of September and you see when they were built. We’re down to 39 older, traditional boats in our fleet and boy, Pierre, is that a far cry from where we were two, three, five years ago with 221 new vessels, average age of five and a half years, 39 traditional vessels 27 and a half years old. They’re going away. Those numbers will continue in the next year or two to go to about zero we believe.

Where do we stand in the overall OSV population? Pretty well. As Pierre said, “we’re the market leader”, really by far, although I don’t put names on the five closest competitors, you can probably imagine who they are. There’s some private companies. A good bit of public companies there. And probably the most important part of this slide is the average five, which is about 300, 400 other competitors, mom and pop’s all over the world. You know, we’re truly the only international player across the globe of this group and when people talk about consolidation, what are the opportunities for consolidation? If you do the math and if we were to acquire the next five companies listed, we would get to a 25% market share globally. So, you hate to say it’s a fragmented business. It is a fragmented business, and we operate in that and have operated in that. So we know how to do that.

This is the earnings slide, full cycle, where we started back in ‘04, fiscal ‘04, we’re a March year end with about a 4% return on equity. We bottomed out the last year or two with about a 4% return on equity. We don’t like that. In those up years, those three middle years that you see there, fiscal ‘07, ‘08, ‘09, we averaged about an 18% to 20% return and that’s how our business runs; significant cash flows, significant returns during the up cycles and weather the storms during the down cycles. That’s why we believe it’s so important to keep a healthy balance sheet. There’s enough operational risk in our business we don’t need to add significant financial risk to the model.

This is where we are around the world. Actually, Tidewater people. These are our boots on the ground, these are all of our operations spread around the globe and just a quick walk through, about half of our fleet is in sub-Saharan Africa, mostly West Africa, but now, and we can say this over the past year or two, our presence and our pretty dominant presence so far in East Africa and see that as a real area of growth over the next several years, with its challenges, but an area of growth.

The Americas; about a quarter of our fleet spread, this includes the Gulf of Mexico where we have less than 15 boats now, a far cry from where we were, but we go where our customers go. So that Mexico, Brazil are our major presence in the Americas. In the Middle East a growing number. I’ve shown this map for a decade now and this is probably the highest number we’ve ever had in the Middle East, North Africa and we see that region growing, driven primarily by Saudi Aramco and others in the Med and all the way over to India.

And then, Asia-Pac; a smaller part of our business, one that has been burdened with some excess capacity, but is improving. Jackup market, improving jackup market and goes down to Australia too, which is a little bit of a unique area but one where we operate in and do quite well in.

We do have US flag vessels, approximately 20 that are operating outside of the US that could come back and enjoy the surge that we’re seeing in the Gulf of Mexico. Most of that demand is in deepwater PSVs and we have some of those of that 20 that would be of that variety that could come back. This has been our report card of our program. This is the $4 billion dollars that I’ve said we’re committed to. 252 vessels of which 30 are still under construction. We’ve paid already. We’ve already funded $3.6 billion of this number, so we owe about $485 million on the 30 vessels that are under construction. Of the 30, 19 are deepwater. We’re very heavily weighted toward deepwater and that’s a great market these days. Again, 222 new vessels in our fleet. Currently, about a five and half year average age, and we’ve worked long and hard to get to that number.

A balance sheet; quick look at that. Some cash on the balance sheet. A very disciplined and controlled amount of debt, $890 million primarily two private placement offerings, average coupon 4.3%, so have a lot of length left on that so we’re really not in a hurry to pay that off. A still solid net to, debt to total cap, net cap, of 23% or on a gross basis 26%. So still under control and about $600 million of ready liquidity through a $450 million dollar undrawn revolver that provides us opportunity to continue to look and pick off boats one at a time or a fleet at a time. Most of our success has been one at a time.

Quickly, our revenue and operating margins over the peak period and into where we are today. We kind of look at that and say, “Well, what are our somewhat immediate goals?” Where we’d like to get to $300 million of revenue, we did that the last quarter or two. At the peak, we actually got up to about $340 million dollars quarterly of revenues, so we believe we are heading toward that and we’ll surpass that with this bed of fleet we have this time. An operating margin of about $150 million. You see we’re a little short of that. Our margin’s around 42%. We’re striving to get the upper 40s to 50 to 55 or so and believe that we can do that with an improving marketplace.

I’ve got two slides here, quickly, that capture the meat of our fleet. Deepwater PSVs and what they have done over that same period of time. The blue line is average day rates. And what you see in the last four quarters has been a rather dramatic improvement in the deepwater average day rates. To where we’re at $27,000 dollars a day in this September quarter just ended, it went up in one quarter that pretty severe upward trend, $2,400 dollars in the last quarter alone on 57 vessels. This marketplace is tight. The dotted line is utilization adjusted average day rate. So what you’d want to see there, as you do, as those two lines close together. We see that continuing and we also see that average day rate continuing to improve as our vessels roll their contracts. These are generally on two-year contracts so it takes a little while for the old legacy contracts to roll off and the new ones come in.

The second group towing supply and supply. These are our jackup support vessels. Again you see a nice utilization number, a very strong utilization number, but a day rate line that really hasn’t started moving yet. This is where we see a lot of opportunity as the jackup market we feel is getting close to the inflection point to whereby the worldwide population of OSV, of these type of vessels, this class, will start allowing for improvements in day rates and you see that differential. We’re averaging about $14,000 a day currently where it got up to about $20,000. So we have a long way to go to get back to just what the prior peak was and this tremendous earnings power. And we leave people with our coiled spring slide we’ve had in here three, four years. This is not a prediction of future earnings, but a sensitivity of what our new vessels only can do. Forget about our old traditional vessels. They’re not in this count.

I say in the near future through the new vessels we have in our fleet plus the ones under construction plus a few more that we believe that we will acquire a build over the next year or two, so about 270 new vessels in our fleet. If we replicate exactly the day rates, the utilizations that we enjoyed in this September quarter would earn about $4.00 of earnings and that type of EBITDA, about $445 million. If we just improve the day rate by 10%, you see, and hardly touch the utilization, you see our earnings jump to $6.00 dollars and if you improve the day rate by 10% again and the utilization up to 90%, which I would suggest is full practical utilization given downtime for dry docks, so forth, just how sensitive we are.

The underlying operating margin that’s included in these at the $6.00 level, that’s about a 47%, 48% operating margin at the $10.00 earnings level. That’s about a 54% to 55% operating margin. Can we accomplish that? We believe so. The last up cycle our new fleet of boats enjoyed about a 62% operating margin. So, I’m not suggesting we can’t get back there, but I didn’t want to put numbers that were so pie in the sky that no one would believe them anyway. Can we continue to improve the day rates? Well, let’s look back one year. We improved these day rates to the $16,246 number quite substantially, almost $2,000 since last year at this time, about a 14% increase. So can we do it? Yep. We need the towing supply fleet to really start improving its day rates. That’s what hasn’t begun yet and believe we’re around the corner from.

So with that, Pierre, I think I’m right on schedule, so.

Pierre Conner

Thank you.

Joe Bennett

Thank you for your attention.

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